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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 2, 1999 on the consolidated financial statements of Patapsco Valley Bancshares, Inc. as of December 31, 1998, 1997 and 1996, and for the years then ended from Patapsco Valley's Annual Report on Form 10-K for the year ended December 31, 1998, and to the reference to us under the caption "Experts" in the Prospectus.

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
                                                                    /s/ ROWLES & COMPANY, LLP
                                                            -----------------------------------------
                                                                      ROWLES & COMPANY, LLP

Baltimore, Maryland
October 29, 1999
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